Exhibit 4.1


THIS SECURED DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE "SECURITIES"), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES ARE "RESTRICTED" AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.



                         PROVECTUS PHARMACEUTICALS, INC.


                        8% Secured Convertible Debenture


                               Due: July 28, 2007


No.  __________                                                       $_________

     This Secured Debenture (the "Debenture") is issued by PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the "Company"), to CORNELL CAPITAL PARTNERS, LP (together with its permitted successors and assigns, the "Holder") pursuant to exemptions from registration under the Securities Act of 1933, as amended.

                                   ARTICLE I.

     Section 1.01 Principal and Interest. For value received, on July __, 2007 (the "Closing Date"), the Company hereby promises to pay to the order of the Holder on July __, 2007 in lawful money of the United States of America and in immediately available funds the principal sum of ______________________ Dollars ($__________), together with interest on the unpaid principal of this Debenture at the rate of eight percent (8%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Debenture until paid. At the Company's option, the entire principal amount and all accrued interest shall be either (a) paid to the Holder on the third (3rd) anniversary from the date hereof or (b) converted in accordance with Section 1.02 herein provided, however, that in no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of


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Common  Stock  which,  upon giving  effect to such  conversion,  would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion.

     Section 1.02 Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day (provided the Registration Statement, as defined in the Investor Registration Rights Agreement dated as of the date hereof between the Company and the Holder (the "Investor Registration Rights Agreement") has been declared effective), at any time and from time to time, until payment in full of this Debenture, all or any part of the principal amount of the Debenture into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"), at the price per share (the "Conversion Price") equal to the lesser of (a) an amount equal to one hundred twenty percent (120%) of the closing Volume Weighted Average Price ("VWAP") of the Common Stock as listed on a Principal Market (as defined herein), as quoted by Bloomberg L.P. (the "Fixed Price") as of the Closing Date, or (b) an amount equal to eighty percent (80%) of the lowest daily VWAP (the "Future Price") of the Company's Common Stock, as quoted by Bloomberg, LP, during the five (5) trading days immediately preceding the Conversion Date (as defined herein). Subparagraphs (a) and (b) above are individually referred to as a "Conversion Price". As used herein, "Principal Market" shall mean The National Association of Securities Dealers Inc.'s Over-The-Counter Bulletin Board, Nasdaq SmallCap Market, or American Stock Exchange. If the Common Stock is not traded on a Principal Market, the Closing Bid Price shall mean, the reported Closing Bid Price for the Common Stock, as furnished by the National Association of Securities Dealers, Inc., for the applicable periods. No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.

     If on any Conversion Date the price of the Company's shares of Common Stock is less than eighty percent (80%) of the lowest daily volume weighted average price (the "Floor Price"), as quoted by Bloomberg L.P., the Investor's conversions shall be limited to a maximum of One Hundred Fifty Thousand Dollars ($150,000) per calendar week until the remaining balance has been converted in full, or the Company shall be permitted to exercise its right of redemption.

     The Holder agrees that it shall not convert this Debenture before December 1st, 2004, if on a Conversion Date the VWAP of the Common Stock on any of the Five (5) Trading days immediately preceding the applicable Conversion Date is Seventy Five Cents ($0.75) per share or less. This restriction shall expire on December 1st,2004.

     Section 1.03 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the


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Company shall call and hold a special meeting of its  stockholders  within forty five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

     Section 1.04 Right of Redemption. The Company at its option shall have the right to redeem, with three (3) business days advance written notice (the "Redemption Notice"), a portion, or all, of the outstanding Debenture. The redemption price shall be one hundred ten percent (110%) of the amount redeemed plus accrued interest; provided that if on the date of the Redeption Notice, the Company's Common Stock is greater than the Fixed Price, the redemption price shall be one hundred twenty percent (120%) of the amount redeemed plus accrued interest.

     Section 1.05 Registration Rights. The Company is obligated to register the resale of the Conversion Shares under the Securities Act of 1933, as amended, pursuant to the terms of the Investor Registration Rights Agreement.

     Section 1.06 Interest Payments. The interest so payable will be paid at the time of maturity, redemption or conversion to the person in whose name this Debenture is registered. At the time such interest is payable, the Company, in its sole discretion, may elect to pay the interest in cash (via wire transfer or certified funds) or in the form of Common Stock. In the event of default, as described in Article III Section 3.01 hereunder, the Holder may elect that the interest be paid in cash (via wire transfer or certified funds) or in the form of Common Stock. If paid in the form of Common Stock, the amount of stock to be issued will be calculated as follows: the value of the stock shall be the Closing Bid Price on: (i) the date the interest payment is due; or (ii) if the interest payment is not made when due, the date the interest payment is made. A number of shares of Common Stock with a value equal to the amount of interest due shall be issued. No fractional shares will be issued; therefore, in the event that the value of the Common Stock per share does not equal the total interest due, the Company will pay the balance in cash.

     Section 1.07 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

     Section 1.08 Secured Nature of Debenture. This Debenture is secured by all of the assets and property of the Company and its wholly owned subsidiary, all as more particularly described in those two Security Agreements of even date herewith (collectively, the "Security Agreements").

                                  ARTICLE II.

     Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.


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

                                  ARTICLE III.

     Section 3.01 Events of Default.  An Event of Default is defined as follows:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company to comply with the terms of the Irrevocable Transfer Agent Instructions attached to the Securities Purchase Agreement; (c) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) business days of the Company's receipt of the attached Notice of Conversion from Holder; (d) failure by the Company for ten (10) business days after notice to it to comply with any of its other agreements in the Debenture; (e) events of bankruptcy or insolvency; (f) a breach by the Company of its obligations under the Securities Purchase Agreement or the Investor Registration Rights Agreement which is not cured by the Company within ten (10) business days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all Debentures outstanding and accrued interest thereon or may, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement dated the date hereof between the Company and Cornell Capital Partners, L.P. (the "Securities Purchase Agreement"), convert all Debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein.

     Section 3.02 Failure to Issue  Unrestricted  Common Stock.  As indicated in
Article III Section 3.01, a breach by the Company of its obligations under the Investor Registration Rights Agreement shall be deemed an Event of Default, which if not cured within ten (10) business days, shall entitle the Holder to accelerate full repayment of all Debentures outstanding and accrued interest thereon or, notwithstanding any limitations contained in this Debenture and/or the Securities Purchase Agreement, to convert all Debentures outstanding and accrued interest thereon into shares of Common Stock pursuant to Section 1.02 herein. The Company acknowledges that failure to honor a Notice of Conversion shall cause irreparable harm to the Holder.

                                  ARTICLE IV.

     Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time following the Closing Date, into shares of Common Stock at a price equal to the Conversion Price as described in Section
1.02 above, except as otherwise specified in Section 1.02 above.

     Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture or the Company redeems a portion of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

     Section 4.03 Termination of Conversion Rights. The Holder's right to convert the Debenture into the Common Stock in accordance with paragraph 4.01 shall terminate on the date that is the third (3rd) anniversary from the date hereof and this Debenture shall be automatically converted on that date in accordance with the formula set forth in Section 4.01 hereof, and the appropriate shares of Common Stock and amount of interest shall be issued to the Holder.


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

                                   ARTICLE V.

     Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

     Section 5.02 Consent of Holder to Sell Capital Stock or Grant Security Interests. Except for the Standby Equity Distribution Agreement dated the date hereof between the Company and Cornell Capital Partners, LP, so long as any of the principal of or interest on this Debenture remains unpaid and unconverted, the Company shall not, without the prior consent of the Holder, issue or sell
(i) any Common Stock or Preferred Stock without consideration or for a consideration per share less than its fair market value determined immediately prior to its issuance, (ii) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock's fair market value determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any of the assets of the Company, except that the Company may grant a security interest to a lender that provides purchase money financing for inventory and equipment and such security interest relates solely to the inventory and equipment so purchased, or (iv) file any registration statement on Form S-8, except for the Company's Amended and Restated 2002 Stock Plan (which Plan shall not be modified during the Commitment Period and provided that the issuances under such Plan comply with the other provisions of this Section 5.02.

                                  ARTICLE VI.

     Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:       Provectus Pharmaceuticals, Inc.
                             327 Oak Ridge Highway, Suite A
                             Knoxville, TN 37931
                             Attention:        Craig Dees
                             Telephone:        (865) 769-4011
                             Facsimile:        (865) 769-4013

With a copy to:              Baker, Donelson, Bearman, Caldwell & Berkowiz, P.C.
                             207 Mockingbird Lane
                             Post Office Box 3038 CRS
                             Johnson City, TN 37602
                             Attention:        Linda Crouch
                             Telephone:        (423) 928-0181
                             Facsimile:        (423) 928-5684


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If to the Holder:            Cornell Capital Partners, LP
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ  07302
                             Attention:        Mark A. Angelo
                                               Portfolio Manager
                             Telephone:        (201) 985-8300
                             Facsimile:        (201) 985-8266

With a copy to:              Cornell Capital Partners, LP
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ  07302
                             Attention:        Troy J. Rillo
                                               Senior Vice President
                             Telephone:        (201) 985-8300
                             Facsimile:        (201) 985-8266

     Section 6.02 Governing Law. This Debenture shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey without giving effect to the principals of conflict of laws thereof. Each of the parties consents to the jurisdiction of the U.S. District Court sitting in the District of the State of New Jersey or the state courts of the State of New Jersey sitting in Hudson County, New Jersey in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

     Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

     Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

     Section 6.05 Counterparts. This Debenture may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.


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     IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.


                                          PROVECTUS PHARMACEUTICALS, INC.

                                          By:
                                             -----------------------------------
                                          Name:  Craig Dees
                                          Title: Chief Executive Officer & CEO


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                                   EXHIBIT "A"
                                   -----------

                              NOTICE OF CONVERSION
                              --------------------

        (To be executed by the Holder in order to Convert the Debenture)

TO:

     The undersigned hereby irrevocably elects to convert US$ of the principal amount of the above Debenture into Shares of Common Stock of Provectus Pharmaceuticals, Inc., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:                     ___________________________________________

Applicable Conversion Price:         ___________________________________________

Signature:                           ___________________________________________

Name:                                ___________________________________________

Address:                             ___________________________________________

Amount to be converted:              US$________________________________________

Amount of Debenture unconverted:     US$________________________________________

Conversion Price per share:          US$________________________________________

Number of shares of Common Stock
to be issued:                        ___________________________________________

Please issue the shares of Common
Stock in the following name and to
the following address:               ___________________________________________

Issue to:                            ___________________________________________

Authorized Signature:                ___________________________________________

Name:                                ___________________________________________

Title:                               ___________________________________________

Phone Number:                        ___________________________________________


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